CONSENT OF COUNSEL

INVESCO SENIOR LOAN FUND

We hereby consent to the use of our name and to the reference to our firm under the caption “Other Information – Legal Counsel” in the Statement of Additional Information for Invesco Senior Loan Fund (the “Fund”) included in Post-Effective Amendment No. 19 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-121061), and Amendment No. 59 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-05845), on Form N-2 of the Fund.

/s/ Stradley Ronon Stevens & Young, LLP
Stradley Ronon Stevens & Young, LLP

Philadelphia, Pennsylvania

June 26, 2017